                                                                    EXHIBIT 4.29

     ----------------------------------------------------------------------
     ----------------------------------------------------------------------

                          SUPPLEMENTAL TRUST INDENTURE

                                      FROM

                       OKLAHOMA GAS AND ELECTRIC COMPANY

                                       TO

                         BOATMEN'S FIRST NATIONAL BANK

                                  OF OKLAHOMA

                                    TRUSTEE

                                   ---------

                            DATED

                                   ---------

                        SUPPLEMENTAL TO TRUST INDENTURE

                             DATED FEBRUARY 1, 1945

     ----------------------------------------------------------------------
     ----------------------------------------------------------------------

                               TABLE OF CONTENTS

                                 --------------

                                                                            PAGE
Parties...................................................................     1
Recitals..................................................................     1
Form of Bond..............................................................     3
Form of Trustee's Certificate.............................................     5
Further Recitals..........................................................     5

                               ARTICLE I.
              SPECIFIC SUBJECTION OF PROPERTY TO THE LIEN
                       OF THE ORIGINAL INDENTURE

SECTION 1.01 --       Grant   of  certain   property,  including  personal
                      property to comply with the Uniform Commercial Code,
                      subject  to  permissible   encumbrances  and   other
                      exceptions contained in Original Indenture..........     6

                               ARTICLE II.
         FORM AND EXECUTION OF BONDS OF SENIOR NOTE SERIES

SECTION 2.01 --       Terms of bonds of Senior Note Series   .............     7
SECTION 2.02 --       Bonds  of Senior Note Series  deemed fully paid upon
                      payment of Senior Notes.............................     8
SECTION 2.03 --       Redemption  provisions   may  be   incorporated   by
                      reference...........................................     8
SECTION 2.04 --       Interchangeability   of   bonds   of   Senior   Note
                      Series..............................................     8
SECTION 2.05 --       Charges for exchange or transfer of bonds...........     8

                                                 ARTICLE III.
                   REDEMPTION OF BONDS OF SENIOR NOTE SERIES

SECTION 3.01 --       Redemption of Bonds.................................    10
SECTION 3.02 --       Sinking Fund for Bonds..............................    10
SECTION 3.03 --       Payment on Redemption...............................    10
SECTION 3.04 --       Other Principal Repayments..........................    10

                                       I

                                                  ARTICLE IV.
         FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE
SECTION 4.01 --       Names and addresses of debtor and secured party.....    11
SECTION 4.02 --       Property subject to lien............................    11
SECTION 4.03 --       Maturity dates and principal amounts of  obligations
                      secured.............................................    11
SECTION 4.04 --       Financing  Statement adopted for  all First Mortgage
                      Bonds listed in Section 4.03........................    11
SECTION 4.05 --       Recording data  for  Original  Indenture  and  prior
                      Supplemental Indentures.............................    12
SECTION 4.06 --       Financing  Statement  covers  additional  series  of
                      First Mortgage Bonds................................    12

                               ARTICLE V.
                             MISCELLANEOUS

SECTION 5.01 --       Recitals of fact, except  as stated, are  statements
                      of the Company......................................    12
SECTION 5.02 --       Supplemental  Trust Indenture  to be  construed as a
                      part of the Original Indenture......................    12
SECTION 5.03 -- (a)   Trust Indenture Act to control......................    12
                (b)   Severability of provisions contained in Supplemental
                      Trust Indenture and bonds...........................    13
SECTION 5.04 --       Word "Indenture"  as  used herein  includes  in  its
                      meaning  the Original  Indenture and  all indentures
                      supplemental thereto................................    13
SECTION 5.05 --       References to  either  party in  Supplemental  Trust
                      Indenture include successors or assigns.............    13
SECTION 5.06 -- (a)   Provision for execution in counterparts.............    13
                (b)   Table   of  Contents  and  descriptive  headings  of
                      Articles not to affect meaning......................    13
SCHEDULE A................................................................   A-1

                                       II

    SUPPLEMENTAL  TRUST INDENTURE, made as of the     day of              by and
between OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation duly organized under the laws of the Territory of Oklahoma and existing under and by virtue of the laws of the State of Oklahoma, having its principal office in the City of Oklahoma City, in said State of Oklahoma (hereinafter sometimes called the "Company"), the party of the first part, and Boatmen's First National Bank of Oklahoma, a national banking association duly organized and existing under the National Banking Laws of the United States of America, having its principal office in the City of Oklahoma City, in the State of Oklahoma, as Trustee, party of the second part:

                                  WITNESSETH:

    WHEREAS, the Company has heretofore executed and delivered its Trust Indenture (hereinafter referred to as the "Original Indenture"), made as of February 1, 1945, whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the trustee under said indenture and to its respective successors in trust (herein the "Trustee"), all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the Original Indenture, to be held by said Trustee and its respective successors in trust in accordance with the provisions of the Original Indenture for the equal pro rata benefit and security of all and each of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

    WHEREAS, The First National Bank and Trust Company of Oklahoma City was formerly the Trustee under the Original Indenture as supplemented; and

    WHEREAS, pursuant to Article XVI of the Original Indenture, Boatmen's First National Bank of Oklahoma has succeeded The First National Bank and Trust
Company of Oklahoma City as Trustee under the Original Indenture, as supplemented; and

    WHEREAS, Section 2.01 of the Original Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

    WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture, bonds of a series designated "First Mortgage Bonds, Series due February 1, 1975," bearing interest at the rate of 2 3/4% per annum, which were paid at maturity and are no longer outstanding; and

    WHEREAS, the Company has heretofore executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the Original Indenture and of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Original Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

               DATE OF
     SUPPLEMENTAL TRUST INDENTURE                       DESIGNATION OF SERIES
- --------------------------------------  ------------------------------------------------------
December 1, 1948......................  Series due December 1, 1978 (redeemed)
June 1, 1949..........................  Series due June 1, 1979 (paid at maturity)
May 1, 1950...........................  Series due May 1, 1980 (paid at maturity)
March 1, 1952.........................  Series due March 1, 1982 (paid at maturity)
June 1, 1955..........................  Series due June 1, 1985 (paid at maturity)
January 1, 1957.......................  Series due January 1, 1987 (paid at maturity)
June 1, 1958..........................  Series due June 1, 1988 (paid at maturity)
March 1, 1963.........................  Series due March 1, 1993 (paid at maturity)
March 1, 1965.........................  Series due March 1, 1995 (paid at maturity)
January 1, 1967.......................  Series due January 1, 1997
January 1, 1968.......................  Series due January 1, 1998
January 1, 1969.......................  Series due January 1, 1999
January 1, 1970.......................  Series due January 1, 2000 (redeemed)
January 1, 1972.......................  Series due January 1, 2002
January 1, 1974.......................  Series due January 1, 2004 (redeemed)
January 1, 1975.......................  Series due January 1, 2005 (redeemed)
January 1, 1976.......................  Series due January 1, 2006 (redeemed)
January 1, 1977.......................  Series due January 1, 2007
November 1, 1977......................  Series due November 1, 2007
December 1, 1977......................  Pollution Control Series A (redeemed)
February 1, 1980......................  Series due February 5, 2000 (redeemed)
April 15, 1982........................  Pollution Control Series B (redeemed)
August 15, 1986.......................  Series due August 15, 2016
March 1, 1987.........................  Pollution Control Series C
November 15, 1990.....................  Series due December 1, 2020
October 1, 1995.......................  Senior Note Series A and Senior Note Series B; and

    WHEREAS, the Company has heretofore executed and delivered to the Trustee a Supplemental Trust Indenture, dated September 14, 1976, and a Supplemental Trust Indenture, dated December 9, 1991, setting forth duly adopted modifications and alterations to the Original Indenture and all Supplemental Trust Indentures thereto; and

    WHEREAS,  the Company has  agreed to issue  $        principal amount of its
Senior Notes,      % Series  due                (the  "Senior Notes due       ")
pursuant to the provisions of the Indenture dated as of October 1, 1995 and all indentures supplemental thereto (the "Senior Note Indenture") between the Company and Boatmen's First National Bank of Oklahoma, as trustee (said trustee or any successor trustee under the Senior Note Indenture being hereinafter referred to as the "Senior Note Trustee"); and

    WHEREAS, in order to secure the Company's obligations to pay principal, premium, if any, and interest on the Senior Notes due and any other series of notes issued under the Senior Note Indenture prior to the Release Date (as hereinafter defined) (the Senior Notes due and other notes collectively, the "Senior Notes"), the Company desires to provide for the issuance under the Original Indenture to the Senior Note Trustee of a new series of bonds designated "First Mortgage Bonds, Senior Note Series ", having the same stated rate of interest, interest payment dates, stated maturity date and redemption provisions and in the same aggregate principal amount as the Senior Notes due
    , all of such Bonds to be issued as registered bonds without coupons in denominations of a multiple of $1,000 and to be substantially in the form and of the tenor following, to-wit:

                    (Form of Bond of Senior Note Series   )
                       OKLAHOMA GAS AND ELECTRIC COMPANY
                   (Incorporated under the laws of Oklahoma)
                              First Mortgage Bonds
                             Senior Note Series

This Bond is not transferable except to a successor trustee under the Indenture, dated October 1, 1995, as supplemented, between Oklahoma Gas and Electric Company and Boatmen's First National Bank of Oklahoma, as trustee.

No.                                                                   $

    OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation organized under the laws of the Territory of Oklahoma and existing under and by virtue of the laws of the State of Oklahoma (hereinafter called the Company), for value received, hereby promises to pay to Boatmen's First National Bank of Oklahoma, trustee, under the Indenture dated as of October 1, 1995 (the "Senior Note Indenture") between the Company and Boatmen's First National Bank of Oklahoma or to any successor trustee under the Senior Note Indenture (said trustee and any successor trustee under the Senior Note Indenture being hereinafter referred to as the "Senior Note Trustee"), at the office of Boatmen's First National Bank of Oklahoma, at
Oklahoma  City, Oklahoma, the sum of              Dollars in lawful money of the
United States of America, on the            day of                 , and to  pay
interest  hereon from the date hereof at the rate of         per cent per annum,
in like money, until the principal hereof becomes due and payable, said interest being payable at the office of Boatmen's First National Bank of Oklahoma, at
Oklahoma  City, Oklahoma, on the        day of          and on the        day of
        in each year; provided that, as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the
interest payable on any         or          will be paid to the person in  whose
name  this bond was registered at the close  of business on the record date (the
            prior to such              or the              prior to such  unless
any such date is not a business day, in which event it will be the next preceding business day).

    This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated February 1, 1945, and Supplemental Trust Indentures thereto, dated December 1, 1948, June 1, 1949, May 1, 1950, March 1, 1952, June 1, 1955, January 1, 1957,
June 1, 1958, March 1,  1963, March 1, 1965, January  1, 1967, January 1,  1968,
January 1, 1969, January 1, 1970, January 1, 1972, January 1, 1974, January 1, 1975, January 1, 1976, September 14, 1976, January 1, 1977, November 1, 1977,
December  1, 1977, February 1,  1980, April 15, 1982,  August 15, 1986, March 1,
1987, November 15, 1990, December 9, 1991, October 1, 1995  and         (all  of
which instruments are herein collectively called the Indenture), between the Company and Boatmen's First National Bank of Oklahoma (herein called the Trustee), as successor trustee to The First National Bank and Trust Company of Oklahoma City, to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

    The Bonds of this Series are required to be redeemed upon the occurrence of certain events and upon the terms and conditions provided in the Supplemental Trust Indenture dated October 1, 1995.

    The Bonds of this Series are being issued in connection with the issuance pursuant to the Senior Note Indenture of a series of notes designated the %
Senior Notes,  Series due                               (the "Senior  Notes  due
                  "). The Company's obligations to make payments with respect to the principal of, premium and/or interest on the Bonds of this Series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time any such payment shall be due, the then due principal, premium
and/or  interest on the Senior Notes due                   shall have been fully
or partially paid or there shall have been deposited with the Senior Note Trustee pursuant to Section 2.12 of the Senior Note Indenture sufficient available funds to fully or partially pay the then due principal of, premium, if
any, and/or interest on the Senior Notes due                   .

    Upon payment  of the  principal of,  premium, if  any, and  interest on  the
Senior Notes due                   , whether at maturity or prior to maturity by
redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Section 5.01 of the Senior Note Indenture, Bonds of this Series in a principal amount equal to the principal amount of the Senior Notes
due                     so paid or for which provision for payment has been made
shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such Bonds of this Series shall be surrendered to and cancelled by the Trustee. From and after such time as all bonds (other than Bonds of this Series and bonds of any other series delivered to the Senior Note Trustee pursuant to Section 4.09 of the Senior Note Indenture) have been retired through payment, redemption or otherwise (including those bonds "deemed to be paid" within the meaning of that term as used in
Article X of the Original Indenture) at, before or after the maturity thereof (the "Release Date"), the Bonds of this Series shall be deemed fully paid, satisfied and discharged and the obligations of the Company hereunder and thereunder shall be terminated. On the Release Date, the Bonds of this Series shall be surrendered to and cancelled by the Trustee.

    With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and/or of the holders of the bonds, and/or the terms and provisions of the Indenture and/or of any instruments supplemental thereto, may be modified or altered by affirmative vote of the holders of at least 70% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture, without the consent of the holder hereof.

    No recourse shall be had for the payment of principal of, premium, if any, or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute, or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

    This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of Boatmen's First National Bank of Oklahoma, as Trustee under the Indenture, or its successor thereunder.

    IN WITNESS WHEREOF, OKLAHOMA GAS AND ELECTRIC COMPANY has caused this instrument to be signed in its name by its President or a Vice President or with the facsimile signature of its President, and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary or with the facsimile signature of its Secretary.

Dated:
                               OKLAHOMA GAS AND ELECTRIC COMPANY

                                     By ----------------------------------------
ATTEST:                                            PRESIDENT

- -----------------------------
          SECRETARY

                        (Form of Trustee's Certificate)

    This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                               BOATMEN'S FIRST NATIONAL BANK OF
                               OKLAHOMA

                                  By ----------------------------------------
                                             AUTHORIZED SIGNATURE

and

    WHEREAS, the Company is desirous of assigning, conveying, mortgaging, pledging, transferring and setting over unto the Trustee and to its respective successors in trust, additional property acquired by it subsequent to the date
of the preparation of the Supplemental Trust Indenture dated             ; and

    WHEREAS, Sections 4.01 and 20.03 of the Original Indenture provide in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Original Indenture and of assigning, conveying, mortgaging, pledging and transferring unto the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Original Indenture; and

    WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors of the Company;

    Now, THEREFORE, THIS INDENTURE WITNESSETH:

    Oklahoma Gas and Electric Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with Boatmen's First National Bank of Oklahoma, as Trustee, and its successors in the trust under the Indenture for the benefit of those who hold or shall hold the bonds and coupons, or any of them, issued or to be issued thereunder, as follows:

                                   ARTICLE I.

                       SPECIFIC SUBJECTION OF PROPERTY TO

                       THE LIEN OF THE ORIGINAL INDENTURE

    SECTION 1.01. The Company in order to better secure the payment, both of the principal and interest, of all bonds of the Company at any time outstanding under the Indenture, according to their tenor and effect, and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Boatmen's First National Bank of Oklahoma, as Trustee and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in a schedule hereto annexed and marked Schedule A, reference to said schedule being hereby made with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof;

    Also, in order to subject the personal property and chattels of the Company to the lien of the Indenture and to conform with the provisions of the Uniform Commercial Code of the State of Arkansas, all power houses, substations, electric generating plants, including buildings and other structures, transmission and distribution systems, generating apparatus, machinery, engines, boilers, tanks, dynamos, electric machines, regulators, meters, transformers, generators, motors, conduits, cables, wires, poles, crossarms, insulators, switches, capacitors, arrestors, and electrical and mechanical appliances and apparatus; office, shop, garage and other general buildings and structures, furniture and fixtures; and all municipal and other franchises and all leaseholds, licenses, permits, and privileges; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Original Indenture; and

    All the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof;

    Excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be from time to time assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any oil, gas and other minerals under or on lands owned by the Company; (6) any stock of goods, wares and merchandise, equipment, and supplies acquired for the purpose of sale or resale in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (7) the properties described in Schedule B annexed to the Original Indenture.

    To have and to hold all property, real, personal and mixed, mortgaged, pledged or conveyed by the Company, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in Section 1.09 of the Original Indenture and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

                                  ARTICLE II.

              FORM AND EXECUTION OF BONDS OF SENIOR NOTE SERIES

    SECTION 2.01. There is hereby created for issuance under the Indenture a series of bonds designated Senior Note Series , each of which shall bear the descriptive title "First Mortgage Bond, Senior Note Series " and the form thereof shall contain suitable provisions with respect to the matters hereafter specified in this Section. The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said series shall
mature             , and shall be issued as registered bonds without coupons  in denominations of $1,000, and any multiple of $1,000 and registered in the name of the Senior Note Trustee. The bonds of said series shall bear interest at the
rate  of     % per  annum payable semi-annually on          and          of each
year. The principal and interest shall be payable to the person in whose name such Bond is registered at the office of the Trustee at Oklahoma City, Oklahoma, in lawful money of the United States of America.

    The Company's obligation to make payments with respect to the principal of, premium and/or interest on the Bonds of Senior Note Series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium and/or interest on the Senior Notes due shall have been fully or partially paid or there shall have been deposited with the Senior Note Trustee pursuant to
Section 2.12 of the Senior Note Indenture sufficient available funds to fully or partially pay the then due principal, premium, if any and/or interest on the Senior Notes due . Bonds of Senior Note Series shall be dated as of the interest payment date next preceding the authentication thereof by the Trustee
except  that (i) if any such bond shall be authenticated before             , it
shall be dated as of October , , unless (iii) below is applicable, (ii) if the Company shall at the time of the authentication of a Bond of Senior Note Series be in default in the payment of interest upon the Bonds of Senior Note Series , such bonds shall be dated as of the date of the beginning of the period for which such interest is so in default, and (iii) as long as there is no existing default in the payment of interest on the Bonds of Senior Note Series , if any Bond of Senior Note Series shall be authenticated after the close of business on any Record Date but on or prior to the interest payment date relating to such Record Date, it shall be dated as of such interest payment date.

    The  term "Record Date" as used herein  with respect to any interest payment
date (         or           ) for Bonds of Senior Note  Series   shall mean  the
        prior  to such         or the          prior to such         unless such
        or         shall not be a business day, in which event Record Date shall mean the next preceding business day. The term "business day" as used herein shall mean any day other than a Saturday or a Sunday or a day on which the offices of the Trustee in the City of Oklahoma City, Oklahoma, are closed pursuant to authorization of law.

    SECTION 2.02. Upon payment of the principal of, premium, if any, and/or interest on the Senior Notes due , whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Section 5.01 of the Senior Note Indenture, Bonds of Senior Note Series in a principal amount equal to the principal amount of the Senior Notes due so paid or for which provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such Bonds of Senior Note Series shall be surrendered to and cancelled by the Trustee. From and after such time as all bonds (other than Bonds of Senior Note Series and bonds of any other series delivered to the Senior Note Trustee pursuant to Section 4.09 of the Senior Note Indenture) have been retired through payment, redemption or otherwise (including those bonds "deemed to be paid" within the meaning of that term as used in Article X of the Original Indenture) at, before or after the maturity thereof (the "Release Date"), the Bonds of Senior Note Series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date, the Bonds of Senior Note
Series   shall be surrendered to and cancelled by the Trustee.

    SECTION 2.03. The terms and conditions of redemption of the Bonds of Senior Note Series need not be specified in any Bond of Senior Note Series if an appropriate reference be made in said Bond to the provisions of this Supplemental Trust Indenture.

    SECTION 2.04. The registered holder of any Bond or Bonds of Senior Note Series at his option may surrender the same at the office of the Trustee at Oklahoma City, Oklahoma, or elsewhere if authorized by the Company, for cancellation, in exchange for other Bonds of Senior Note Series of the same aggregate principal amount, bearing interest as provided in Section 2.09 of the Original Indenture. Thereupon, and upon receipt of any payment required under the provisions of Section 2.05 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds without coupons to such registered holder at its office or at any other place specified as aforesaid.

    SECTION 2.05.  No charge  shall be made by the  Company for any exchange  or
transfer  of Bonds  of Senior  Note Series     , other  than for  taxes or other
governmental charges, if any, that may be imposed in relation thereto.

                                  ARTICLE III.

                  REDEMPTION OF BONDS OF SENIOR NOTE SERIES

    SECTION 3.01.  (a) Upon notice being given of the redemption of all or  part
of  the Senior Notes due       in accordance with the  Senior Note Indenture and
such Senior Notes becoming due and payable in accordance with such notice of redemption, the Company shall redeem on the redemption date specified in such notice a principal amount of Bonds of Senior Note Series equal to the principal amount of Senior Notes due to be redeemed, at a redemption price equal to the principal amount of such Bonds of Senior Note Series to be redeemed, plus a premium equal to the premium payable on the redemption of such
Senior Notes due     , plus accrued interest to such redemption date.

    (b) In the event the principal of all Senior Notes is declared due and payable pursuant to Section 8.01(a) of the Senior Note Indenture, the Bonds of Senior Note Series shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a "Redemption Demand") from the Senior Note Trustee stating that there has been such declaration, stating that it is acting pursuant to the authorization granted by Section 8.01(a) of the Senior Note Indenture, and demanding redemption of all Senior Note First Mortgage Bonds on a date specified in such Redemption Demand (the "Demand Redemption Date"), which date shall not be less than 10 days nor more than 35 days after the date of the Redemption Demand. The Trustee shall, within 3 days after receiving such Redemption Demand, mail a copy thereof to the Company marked to indicate the date of its receipt by the Trustee. Upon receipt by the Company of such copy of a Redemption Demand, the Bonds of Senior Note Series shall be redeemed by the Company on the Demand Redemption Date, upon surrender thereof by the Senior Note Trustee to the Trustee, at a redemption price equal to the principal amount thereof, plus accrued interest to the Demand Redemption Date. If a Redemption Demand is rescinded by the Senior Note Trustee by written notice to the Trustee prior to the Demand Redemption Date, the Company shall not be obligated to redeem the Bonds of Senior Note Series on the Demand Redemption Date; but no such rescission shall extend to or affect any subsequent acceleration of the Senior Notes or impair any right consequent thereon.

    SECTION 3.02. The Company covenants that, for so long as any Bonds of Senior Note Series are outstanding, it will take appropriate action so that Bonds of Senior Note Series are not redeemed or purchased pursuant to the Sinking Fund requirement provided for in Article XII of the Original Indenture.

    SECTION 3.03. Redemption of Bonds of Senior Note Series shall be effected, without further notice by the Company or the Trustee, by the payment by the Company of the applicable redemption price specified in Section 3.01 hereof at the place specified for payment of the principal of and interest on such bonds.

    SECTION 3.04. The Company covenants and agrees that, prior to the Release Date, it will not take any action (except as required by Section 3.01(b) hereof) that would cause the outstanding principal amount of the Bonds of Senior Note Series to be less than the then outstanding principal amount of the Senior
Notes due     .

                                  ARTICLE IV.

         FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE

    SECTION 4.01. The name and address of the debtor and secured party are set forth below:

        Debtor: Oklahoma Gas and Electric Company
                101 North Robinson
                Oklahoma City, Oklahoma 73101-3405

        Secured Party: Boatmen's First National Bank
                       of Oklahoma, Trustee
                       120 North Robinson Avenue
                       Oklahoma City, Oklahoma 73125

    SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section at length.

    SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Original Indenture and Supplemental Indentures, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

                     FIRST MORTGAGE BONDS                         PRINCIPAL AMOUNT
- ---------------------------------------------------------------  -------------------
Series due January 1, 1997.....................................   $      15,000,000
Series due January 1, 1998.....................................   $      25,000,000
Series due January 1, 1999.....................................   $      12,500,000
Series due January 1, 2002.....................................   $      40,000,000
Series due January 1, 2007.....................................   $      75,000,000
Series due November 1, 2007....................................   $      35,000,000
Series due August 15, 2016.....................................   $     100,000,000
Pollution Control Series C.....................................   $      56,000,000
Series due December 1, 2020....................................   $      75,000,000
Senior Note Series A...........................................   $     110,000,000
Senior Note Series B...........................................   $     110,000,000
Senior Note Series C...........................................   $

    SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the series mentioned above secured by the Indenture.

    SECTION 4.05. The Original Indenture and the Supplemental Indentures as set forth below were filed and recorded in each and every County in the States of Oklahoma and Arkansas in which the Company has property:

Original Indenture                             Supplemental Indenture
  Dated February 1, 1945                         Dated March 1, 1952

Supplemental Indenture                         Supplemental Indenture
  Dated December 1, 1948                         Dated June 1, 1955

Supplemental Indenture                         Supplemental Indenture
  Dated June 1, 1949                             Dated January 1, 1957

Supplemental Indenture                         Supplemental Indenture
  Dated May 1, 1950                              Dated June 1, 1958

                         Supplemental Indenture
                          Dated March 1, 1963.

The Supplemental Indenture dated March 1, 1965, the Supplemental Indenture dated January 1, 1967, the Supplemental Indenture dated January 1, 1968, the Supplemental Indenture dated January 1, 1969, the Supplemental Indenture dated January 1, 1970, the Supplemental Indenture dated January 1, 1972, the Supplemental Indenture dated January 1, 1974, the Supplemental Indenture dated January 1, 1975, the Supplemental Indenture dated January 1, 1976, the Supplemental Indenture dated September 14, 1976, the Supplemental Indenture dated January 1, 1977, the Supplemental Indenture dated November 1, 1977, the Supplemental Indenture dated December 1, 1977, the Supplemental Indenture dated February 1, 1980, the Supplemental Indenture dated April 15, 1982, the Supplemental Indenture dated August 15, 1986, the Supplemental Indenture dated March 1, 1987, the Supplemental Indenture dated November 15, 1990, the Supplemental Indenture dated December 9, 1991 and the Supplemental Indenture dated October 1, 1995, respectively, were each filed as a Public Service Mortgage and recorded as a Real Estate Mortgage with the Secretary of State of the State of Oklahoma at Oklahoma City and were each filed and recorded in each and every county in the State of Arkansas in which the Company has property and were filed with the Secretary of State of the State of Arkansas.

    SECTION 4.06. The property covered by this Financing Statement shall also secure additional series of First Mortgage Bonds of the debtor which may be issued from time to time in the future in accordance with the provisions of the Indenture.

                                   ARTICLE V.

                                 MISCELLANEOUS

    SECTION 5.01. The recitals of fact herein and in the bonds (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture and the Trustee shall incur no responsibility in respect of such matters.

    SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

    SECTION 5.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

    (b) In case of any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

    SECTION 5.04. Wherever in this Supplemental Trust Indenture the word "Indenture" is used without either prefix, "Original" or "Supplemental," such word was used intentionally to include in its meaning both the Original Indenture and all indentures supplemental thereto.

    SECTION 5.05. Whenever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 5.06. (a) This Supplemental Trust Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

    (b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

    IN WITNESS WHEREOF, OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and Boatmen's First National Bank of Oklahoma, a national banking association duly organized under the National Banking Laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by a Vice President, for and
in its behalf, all done this     day of         , A.D.     .

                                          OKLAHOMA GAS AND ELECTRIC COMPANY

                                              BY             , SENIOR VICE
                                              PRESIDENT.
(CORPORATE SEAL)
ATTEST:

/S/
            , SECRETARY.

Executed by Oklahoma Gas and
Electric Company in presence of:

/s/
            ,

/s/
            , WITNESSES.
                                          BOATMEN'S FIRST NATIONAL BANK OF
                                          OKLAHOMA

                                              /s/
                                              BY             , VICE PRESIDENT.
(CORPORATE SEAL)
ATTEST:

            , VICE PRESIDENT.

Executed by Boatmen's First National Bank of
Oklahoma in presence of:

/s/
            ,

/s/
            , WITNESSES.

STATE OF OKLAHOMA.
                       SS:

COUNTY OF OKLAHOMA.

    Before me, a Notary Public in and for said County and State, on this     day
of                 , personally appeared                , to  me known to be the
identical person who subscribed the name of Oklahoma Gas and Electric Company, one of the makers thereof, to the foregoing instrument as its Vice President, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                           /s/
                                                           , NOTARY PUBLIC.

(NOTARIAL SEAL)
My Commission Expires:

STATE OF OKLAHOMA.
                       SS:

COUNTY OF OKLAHOMA.

    Before me, a Notary Public in and for said County and State, on this     day
of                  , personally appeared  Sue Shipman,  to me known  to be  the identical person who subscribed the name of Boatmen's First National Bank of Oklahoma, one of the makers thereof, to the foregoing instrument as its Vice President, and acknowledged to me that she executed the same as her free and voluntary act and deed and as the free and voluntary act and deed of such national banking association for the uses and purposes therein set forth.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                           /s/
                                                           , NOTARY PUBLIC.

(NOTARIAL SEAL)
My Commission Expires: